UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): November 26, 2014

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. REGULATION FD DISCLOSURE

On December 1, 2014, Empire Global Corp. issued a press release announcing that it has signed a breakthrough confidential Letter of Intent to acquire one of the largest AAMS licenced gaming operators in Italy and its highly talented management and staff for EUR 16 million. The inclusive management and staff represented a key component of the transaction and will significantly boost Empire Global Corp's talent in developing its gaming business in Italy and Europe.

The company's press release announcing the Letter of Intent is included as
Exhibit 99.1.

Item 8.01 OTHER EVENTS

On November 25, 2014, Empire Global Corp. signed a confidential letter of intent to acquire one of the largest Italian gaming operators licenced under the Agenzia delle Dogane e dei Monopoli (formerly Amministrazione Autonoma Monopoli di Stato) ("AAMS").

The acquisition of the corporate entity will result in the operator becoming a wholly owned subsidiary of Empire Global Corp. and includes the licenced entity as well as all of the physical assets, intellectual property, including brand and insignia, client base and active current gaming business. In addition, the existing management and staff of the entity, considered to be key industry experts will remain and significantly boost Empire Global Corp's talent in developing our gaming business in Italy and Europe.

The operator, with over EUR 6 million in assets, has active businesses in over 50 locations and more than 40,000 clients throughout Italy. As a result of this acquisition, combined with the previously announced aggregations, Empire expects to generate over EUR 5 million in consolidated annual EBITDA.

The company will pay EUR 16 million in a combination of cash and shares of Empire Global Corp. in instalments commencing on the closing date, followed by payments at 12 and 18 months from the closing date. On the closing of this acquisition, the operator will become a wholly owned subsidiary of Empire Global Corp. to add to our corporate family with Multigioco Srl and Streamlogue Holdings Limited.

The transaction is subject to the completion of a Material Definitive Agreement to take effect upon the completion of satisfactory due diligence period, audited financial statements and regulatory approval.

The Company will file a current report on Form 8-K under Item 1.01 upon entry into a Material Definitive Agreement, and as required, within four business days after the completion of the Material Definitive Agreement under Item 2.01.


Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit 99.1 - Press Release dated December 1, 2014.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  December 1, 2014.                 EMPIRE GLOBAL CORP.


                                     Per: /s/ MICHELE CIAVARELLA, B.SC
                                         ------------------------------
                                          MICHELE CIAVARELLA
                                          Chairman of the Board
                                          Chief Executive Officer


EXHIBIT INDEX

Exhibit Number    Description
---------------   -------------------------------------------------------------
99.1              Press Release dated December 1, 2014 captioned "Empire Global
                  Corp. Signs Breakthrough Deal to Acquire Major Gaming Operator and Talent in Italy"